Exhibit 99.1

FOR IMMEDIATE RELEASE


             REVLON OBTAINS AMENDMENT TO ITS BANK CREDIT AGREEMENT

NEW YORK, January 29, 2004 - Revlon, Inc. (NYSE: REV) today announced that its bank group has unanimously agreed to amend the Company's Credit Agreement (the 2004 Amendment), reflecting continued support of the Company's progress against its growth plan. The Company indicated that the 2004 Amendment includes essentially a one-year extension of the waiver received last year to the Company's EBITDA and certain other financial covenants under the Credit Agreement.

Specifically, under the 2004 Amendment, the Company's financial covenants have been waived for the four fiscal quarters ending December 31, 2003, eliminated for the first three quarters of 2004, and waived through January 31, 2005 for the four fiscal quarters ending December 31, 2004. In addition, the 2004 Amendment also continues, through the duration of the Credit Agreement, the $20 million minimum liquidity covenant established in connection with the Company's 2003 Credit Agreement amendment.

The Company indicated that the 2004 Amendment also extends the maturity of the $65 million line of credit provided by MacAndrews & Forbes to Revlon's wholly-owned subsidiary, Revlon Consumer Products Corporation (RCPC), from December 1, 2004 to June 30, 2005, and increases the interest rate for loans under the Credit Agreement by 0.25 percentage points.

The 2004 Amendment also includes the approval of the previously-announced commitment from MacAndrews & Forbes to provide $100 million and $25 million in senior unsecured loans to RCPC. The Company indicated that the combined loan of $125 million has substantially the same terms as the $100 million term loan extended by MacAndrews & Forbes in early 2003, bears non-cash, or payment-in-kind (PIK) interest, at 12% annually, with a final maturity of December 1, 2005, provided that the final $25 million of the loan is repayable prior to maturity.

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Commenting on the announcement, Revlon President & CEO Jack Stahl stated, "I am delighted by the continued support of MacAndrews & Forbes and our bank group in the progress we are making at this very important time in the Company's history. We have every confidence that the actions we are taking to strengthen the business are moving us toward our objective of achieving long-term profitable growth."

The Company will file a Form 8-K with the SEC, including copies of the amendment to the Credit Agreement and the new $125 million term loan agreement.


ABOUT REVLON
Revlon is a worldwide cosmetics, skin care, fragrance, and personal care products company. The Company's brands, which are sold worldwide, include Revlon(R), Almay(R), Ultima(R), Charlie(R), Flex(R), and Mitchum(R). Websites featuring current product and promotional information can be reached at www.revlon.com and www.almay.com. Corporate investor relations information can be accessed at www.revloninc.com

Investor Relations Contact for Revlon:               Media Contact for Revlon:
Maria A. Sceppaguercio                               Catherine Fisher
(212) 527-5230                                       (212) 527-5727


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                           FORWARD-LOOKING STATEMENTS

Statements in this press release which are not historical facts, including statements about the Company's plans, strategies, beliefs and expectations, are forward-looking and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date they are made, and except for the Company's ongoing obligations under the U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking statements include, without limitation, the Company's expectations and estimates about future events, including the Company's expectations regarding the availability of funds under loans from MacAndrews & Forbes and that the actions the Company is taking to strengthen its business are moving it toward its objective of achieving long-term profitable growth. Actual results may differ materially from such forward-looking statements for a number of reasons, including those set forth in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K (which may be viewed on the SEC's website at http://www.sec.gov or on the Company's website at http://www.revloninc.com), as well as reasons including the unavailability of funds under any loans provided by MacAndrews & Forbes or difficulties, delays in or the inability of the Company to strengthen its business and achieve long-term profitable growth. Factors other than those listed above could cause the Company's results to differ materially from expected results.